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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2005, relating to the financial statements of Applix, Inc., appearing in the Annual Report on Form 10-K of Applix, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
June 23, 2005